Exhibit 10.2

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

(“Amendment”) is effective as of December 31, 2021 by and among Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), Universal Health Services, Inc., a Delaware corporation (“UHS”) and certain of its wholly-owned subsidiaries, Aiken Regional Medical Centers, LLC, a South Carolina limited liability company (“ARMC”), Temple Behavioral Healthcare Hospital, Inc. (“Temple”) a Texas corporation, and Universal Health Services of Rancho Springs, Inc., a California corporation (“Inland Valley”) (ARMC, Temple, and Inland Valley are sometimes referred to herein as the “UHS Parties”; the term “UHS” as used herein shall be deemed to refer to the applicable subsidiary or subsidiaries of UHS, individually or collectively, where the context requires).

RECITALS

WHEREAS, the parties hereto entered into that certain Asset Purchase and Sale Agreement, dated as of December 31, 2021 (the “Purchase Agreement”), pursuant to which, among other things, UHS, through its subsidiaries, sold the ARMC Property and Canyon Creek Property to the Trust for a purchase price equal to the aggregate amount of $82,439,069 (the “UHS Property Purchase Price”);

WHEREAS, an amount equal to $24,739,069 of the UHS Property Purchase Price (the “Canyon Creek Purchase Price”) was allocated to the Canyon Creek Property; and

WHEREAS, the parties inadvertently did not include the price of the land of the Canyon Creek Property as the parties had intended and therefore have agreed to amend the Purchase Agreement to increase the Canyon Creek Purchase Price to account for the value of the land transferred as part of the Canyon Creek Property as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and other consideration set forth below, the adequacy and receipt of which are acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.Defined Terms.Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

2.	Amendment.

a.	The sixth (6th) WHEREAS clause in the Purchase Agreement is deleted in its entirety and revised to read as follows:

“WHEREAS, the fair market value of the Trust Property is $79,600,000 (independent appraised value), and the fair market value of the UHS

Property is $83,784,959 comprised of $57,700,000 (independent appraised value) for the ARMC Property and $26,084,959 (equal to the construction cost and value of the land) for the Canyon Creek Property;”

b.	The Trust Consideration shall, in all events, be deemed to be $83,784,959 and the consideration for the Canyon Creek Property shall, in all events, be deemed to be $26,084,959.

3.Additional Canyon Creek Consideration. On execution of this Amendment, the Trust shall deliver the amount of $1,345,890 in cash as additional consideration for the Canyon Creek Property.

4.Effect of Amendment. The parties hereto hereby acknowledge and agree that the Purchase Agreement, as amended, remains in full force and effect.

5.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

6.Counterparts. This Amendment may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized partners, trustees, or officers as of the date first above written.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/s/ Cheryl K. Ramagano Cheryl K. Ramagano, Vice President and Treasurer

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton Steve Filton, Executive Vice President and Chief Financial Officer

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

By:	/s/ Steve Filton Steve Filton, Vice President

AIKEN REGIONAL MEDICAL CENTERS LLC

By: UNIVERSAL HEALTH SERVICES, INC.,

its sole member

By:	/s/ Steve Filton Steve Filton, Executive Vice President and Chief Financial Officer

TEMPLE BEHAVIORAL HEALTHCARE HOSPITAL, INC.

By:	/s/ Steve Filton Steve Filton, Vice President

[Signature Page to First Amendment to Asset Purchase and Sale Agreement]